As filed with the Securities and Exchange Commission on May 16, 2001
                                                     Registration No. ________
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                                ACE LIMITED
           (Exact name of registrant as specified in its charter)


       CAYMAN ISLANDS                                          98-0091805
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                              The ACE Building
                            30 Woodbourne Avenue
                          Hamilton HM 08, Bermuda
            (Address of principal executive offices) (zip code)

                 ACE Limited 1998 Long-Term Incentive Plan
                          (Full title of the plan)

                             Brian Duperreault
                                ACE Limited
                         c/o CT Corporation System
                               1633 Broadway
                          New York, New York 10019
                  (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (441) 295-5200 copy to
                              Laura D. Richman
                            Mayer, Brown & Platt
                           190 S. LaSalle Street
                          Chicago, Illinois 60603

                ---------------------------------------------

                      CALCULATION OF REGISTRATION FEE

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                                     Proposed       Proposed
 Title of                            Maximum        Maximum
Securities                           Offering       Aggregate       Amount of
  to be            Amount to be      Price Per      Offering       Registration
Registered          Registered       Share (1)      Price (1)          Fee
-------------       ----------       ---------      ---------      ------------

Ordinary
Shares,
$.041666667
par value (2)       11,569,184       $34.8950       $403,706,676     $100,927

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Ordinary Shares reported on the New York Stock Exchange Composite Tape on May 10, 2001.

(2) Also includes preferred share purchase rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Ordinary Shares.

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

         Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8, File No. 333-72301, (the "Prior Registration Statement") is incorporated herein by reference. This Registration Statement covers 11,569,184 shares which, together with the 9,682,823 shares (after giving effect to the Registrant's stock split) being carried forward from the Prior Registration Statement and upon which a fee has previously been paid, constitute the 21,252,007 shares issuable under the ACE Limited 1998 Long-Term Incentive Plan.



                                  PART II


                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT


Item 8.  Exhibits.

         See Exhibit Index which is incorporated herein by reference.

                                 SIGNATURES


        Each person whose signature appears below constitutes and appoints, Brian Duperreault, Dominic Frederico, Peter N. Mear and Keith White and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, full to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on May 11, 2001.

                                     ACE Limited


                                     By:  /s/ Brian Duperreault
                                          ------------------------------------
                                     Its: Chairman and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Signature                                 Title                      Date
---------                                 -----                      ----

/s/ Brian Duperreault          Chairman and Chief Executive       May 11, 2001
---------------------------      Officer; Director
Brian Duperreault


/s/ Christopher Z. Marshall    Chief Financial Officer;           May 11, 2001
---------------------------      (Principal Financial
Christopher Z. Marshall           Officer)


/s/ Robert A. Blee             Chief Accounting Officer;          May 11, 2001
---------------------------      (Principal Accounting
Robert A. Blee                    Officer)


/s/ Donald Kramer              Vice Chairman; Director            May 11, 2001
---------------------------
Donald Kramer

/s/ Michael G. Atieh                  Director                   May 11, 2001
---------------------------
Michael G. Atieh


/s/ Bruce L. Crockett                 Director                   April 17, 2001
---------------------------
Bruce L. Crockett


/s/ Meryl D. Hartzband                Director                   May 11, 2001
---------------------------
Meryl D. Hartzband


/s/ Robert M. Hernandez               Director                   March 23, 2001
---------------------------
Robert M. Hernandez


/s/ Roberto Mendoza                    Director                   May 13, 2001
---------------------------
Roberto Mendoza


/s/ Peter Menikoff                    Director                   May 11, 2001
---------------------------
Peter Menikoff


/s/ Thomas J. Neff                    Director                   May 11, 2001
----------------------------
Thomas J. Neff


/s/ Robert Ripp                       Director                   May 11, 2001
----------------------------
Robert Ripp


/s/ Walter A. Scott                   Director                   April 18, 2001
----------------------------
Walter A. Scott


/s/ Dermot F. Smurfit                 Director                   May 11, 2001
----------------------------
Dermot F. Smurfit


/s/ Robert W. Staley                  Director                   March 26, 2001
----------------------------
Robert W. Staley


/s/ Gary M. Stuart                    Director                   March 28, 2001
----------------------------
Gary M. Stuart


/s/  Sidney F. Wentz                  Director                   May 11, 2001
----------------------------
Sidney F. Wentz

                         AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the undersigned as the duly authorized representative of ACE Limited in the United States.




                                               /s/ Brian Duperreault
                                               -----------------------
                                                 Brian Duperreault


                                               Date:  May 11, 2001

                               EXHIBIT INDEX


Exhibit Number      Description of Document                                Page
--------------      -----------------------                                ----
Number
------

      4.1           Memorandum of Association of the Company
                    (Incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended September 30, 1998)

      4.2           Articles of Association of the Company
                    (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended September 30, 1998)

      4.3           Specimen certificate representing Ordinary
                    Shares (Incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 of the Company (No. 33-57206))

      5.1 Opinion of Maples and Calder as to the legality of the Ordinary Shares

      23.1          Consent of PricewaterhouseCoopers LLP

      23.2          Consent of Maples and Calder (included in
                    Exhibit 5.1)

      24.1          Powers of Attorney (included in signature pages)

      99.1 Appointment of CT Corporation as U.S. agent for service of process (incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-1 of the Company (No. 33-72118)).

      99.2 Confirmation of appointment of CT Corporation System as U.S. agent for service of process (incorporated by reference to Exhibit 99.2 to Registration Statement on Form S-3 of the Company (No. 333-49257)).